WINDSORTECH, INC.

                          ACTION BY CONSENT IN WRITING
                    OF STOCKHOLDERS HOLDING A MAJORITY OF THE
                            SHARES OF THE CORPORATION

         The undersigned being the holders of a majority of the shares of WindsorTech, Inc., a Delaware corporation (the "Corporation"), consent in writing in accordance with Section 228 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation to the following resolutions with the full force and effect as if they had been duly adopted at a duly convened meeting of the shareholders of the Corporation:

         WHEREAS, David A. Loppert tendered his resignation as a Director of the Corporation on or about December 16, 2003 and such resignation was accepted; and

         WHEREAS, David A. Loppert thereafter attempted to rescind his resignation.

         NOW THEREFORE BE IT

         RESOLVED, that David A. Loppert is removed as a Director of the Corporation effective as of February 18, 2004.

         AND BE IT FURTHER

         RESOLVED, that Edward L. Cummings is elected to the Board of Directors to fill the vacancy of the unexpired term of David A. Loppert.

         IN WITNESS WHEREOF, the undersigned stockholders of the Corporation have executed this consent this 18th day of February, 2004.



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Marc Sherman                                             Edward L. Cummings


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Carl Saracino                                                Michael Sheerr